Exhibit 10.2

STATE OF OKLAHOMA

COUNTY OF BRYAN

LOAN MODIFICATION AGREEMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

This Loan Modification Agreement (“Agreement”), made this 6th day of January 2026, between LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY (“Borrower”) and AUSTERRA STABLE GROWTH FUND, LP (“Lender”), amends and supplements the Real Estate Mortgage (the “Security Instrument”), dated March 30, 2023 and recorded on April 11, 2023 in Document Number I-2023-753693, Book 1627, Pg: 759 of the Official Public Records of Bryan County, Oklahoma and the Note, bearing the same date as, and secured by, the Security Instrument, which covers the real property described in the Security Instrument and defined therein as the “Property”, located at:

TRACT 1: ALL THAT PART OF LOTS 1 AND 2 LYING NORTH AND EAST OF THE RAILROAD RIGHT-OF-WAY IN SECTION 4, TOWNSHIP 7 SOUTH, RANGE 9 EAST OF THE INDIAN BASE AND MERIDIAN, BRYAN COUNTY, STATE OF OKLAHOMA, ACCORDING TO THE U.S. GOVERNMENT SURVEY THEREOF.

TRACT 2: THE S/2 SE/4 SE/4 AND ALL OF THAT PART OF THE SW/4 SE/4 LYING NORTH AND EAST OF THE A&C RAILROAD RIGHT-OF-WAY IN SECTION 33, TOWNSHIP 6 SOUTH, RANGE 9 EAST OF THE INDIAN BASE AND MERIDIAN, BRYAN COUNTY, STATE OF OKLAHOMA, ACCORDING TO THE U.S. GOVERNMENT SURVEY THEREOF, LESS AND EXCEPT A ROADWAY AND UTILITY EASEMENT RESERVED OVER THE NORTH 80 FEET OF THE WEST 60 FEET OF THE SW/4 OF THE SE/4 OF SECTION 33, TOWNSHIP 6 SOUTH, RANGE 9 EAST.

TRACT 3: THE N/2 SE/4 SE/4 OF SECTION 33, TOWNSHIP 6 SOUTH, RANGE 9 EAST OF THE INDIAN BASE AND MERIDIAN, BRYAN COUNTY, STATE OF OKLAHOMA, ACCORDING TO THE U.S. GOVERNMENT SURVEY THEREOF.

In consideration of the mutual promises and agreements exchanged, the parties hereto agree as follows (notwithstanding anything to the contrary contained in the Note or Security Instrument):

1.	Borrower’s new maturity date is December 1, 2028 (“New Maturity Date”).

2.	Borrower’s new interest rate is 13.50% (“New Interest Rate”).

3.	The lien limitation in Section 2A of the above referenced Mortgage is hereby increased to Two Million Dollars and no/100 ($2,000,000.00) (“New Lien Limitation”).

4.	Borrower agrees to diligently pursue the full satisfaction of release of any lis pendens and/or clouds of title affecting the property.

5.	Effective immediately, all monthly payments will be based on interest only.

6.	All other terms contained in the Real Estate Lien Note remain the same.

7.	If all or any part of the Property or any interest in the Property is sold or transferred or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred without Lender’s prior written consent, Lender may require immediate payment in full of all sums secured by the Security Instrument.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by the Security Instrument. If Borrower fail to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by the Security Instrument without further notice or demand on Borrower.

8.	Borrower also will comply with all other covenants, agreements, and requirements of the Security Instrument, including without limitation, Borrower’ covenants and agreements to make all payments of taxes, insurance premiums, assessments, escrow items, impounds, and all other payments that Borrower are obligated to make under the Security Instrument.

9.	Borrower understand and agree that:

(a)	All the rights and remedies, stipulations, and conditions contained in the Security Instrument relating to default in the making of payments under the Security Instrument shall also apply to default in the making of the modified payments hereunder.

(b)	All covenants, agreements, stipulations, and conditions in the Note and Security Instrument shall be and remain in full force and effect, except as herein modified, and none of the Borrower’ obligations or liabilities under the Note and Security Instrument shall be diminished or released by any provisions hereof, nor shall this Agreement in any way impair, diminish, or affect any of Lender’s rights under or remedies on the Note and Security Instrument, whether such rights or remedies arise thereunder or by operation of law. Also, all rights of recourse to which Lender is presently entitled against any property or any other persons in any way obligated for, or liable on, the Note and Security Instrument are expressly reserved by Lender.

(c)	Nothing in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of the Note and Security Instrument.

(d)	All costs and expenses incurred by Lender in connection with this Agreement, including recording fees, title examination, and attorney’s fees, shall be paid by the Borrower and shall be secured by the Security Instrument, unless stipulated otherwise by Lender.

(e)	Borrower agree to make and execute such other documents or papers as may be necessary or required to effectuate the terms and conditions of this Agreement which, if approved and accepted by Lender, shall bind and inure to the heirs, executors, administrators, and assigns of the Borrower.

BORROWER:

LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY

/s/ Nicolai Brune
BY: NICOLAI BRUNE
TITLE: CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT

STATE OF ____________________

COUNTY OF __________________

This instrument was acknowledged before me this_____________________by NICOLAI BRUNE, CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT of LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY.

(Signature of officer)

(Title of officer)

My Commission Expires:___________________

AUSTERRA STABLE GROWTH FUND, LP

BY: AUSTERRA WEALTH MANAGEMENT, LLC, ITS GENERAL PARTNER

By:	/s/ Mark C. Holland
Name:	Mark C. Holland
Title:	Managing Member

STATE OF TEXAS

COUNTY OF _________________

This instrument was acknowledged before me on the______day of January, 2026 by Mark C. Holland (Name), Managing Member (Title) of AUSTERRA WEALTH MANAGEMENT, LLC, GENERAL PARTNER of AUSTERRA STABLE GROWTH FUND, LP, on behalf of said entity.

Notary Public – State of Texas

DOCUMENT PREPARED BY:

CLAYTON, RAMIREZ & NULL, P.L.L.C.

4807 SPICEWOOD SPRINGS ROAD

BUILDING 3, SUITE 250

AUSTIN, TX 78759